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                                                                      Exhibit 99



OFFICE DEPOT                                      NEWS RELEASE

CONTACT: EILEEN H. DUNN
         VICE PRESIDENT, INVESTOR RELATIONS/PUBLIC RELATIONS
         561/438-4930
         edunn@officedepot.com

    OFFICE DEPOT ANTICIPATES SECOND QUARTER RESULTS TO BE BELOW EXPECTATIONS

                   RETAIL COMPARABLE STORE SALES DISAPPOINTING

            FOREIGN CURRENCY WEAKNESS AFFECTS INTERNATIONAL BUSINESS

(DELRAY BEACH, FL) MAY 26, 2000 -- OFFICE DEPOT, INC. (NYSE: ODP), the world's largest seller of office products, today announced that, based on softer than expected comparable retail store sales results in the month of May, greater weakness in foreign currencies and other factors, it does not expect to achieve the level of comparable sales or of earnings anticipated for the second quarter 2000 by the consensus of financial analysts following the Company. The Company anticipates earnings for the quarter to be in the range of $0.04 to $0.06 below consensus street estimates, which the Company believes to be earnings per share of $0.24.

David I. Fuente, Chairman and CEO, commented: "While we saw improvement in comparable store sales in the first quarter of this year, performance in the second quarter has failed to meet our expectations. The greatest sales shortfall occurred in the technology area in our retail stores during the month of May.

While we anticipate some improvement in retail stores performance in June, we feel that any likely improvement in June will not overcome sales weakness earlier in the quarter. The Company attributes the quarterly shortfall to a number of factors, including:

o Comparable store sales in the Company's Retail Division during May were well below plan, and we now have concerns about total comparable store sales for the quarter.

o Further weakness in the Pound Sterling and the Euro against the dollar will account for a portion of the quarterly shortfall, and, while our sales in local currencies in Europe actually are ahead of plan, weaker foreign currencies are having a negative impact on our reported sales and earnings when they are translated into U.S. dollars.





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o        Further weakness in the Pound Sterling and the Euro against the dollar will account for a portion of the quarterly shortfall, and, while our sales in local currencies in Europe actually are ahead of plan, weaker foreign currencies are having a negative impact on our reported sales and earnings when they are translated into U.S. dollars.

o Anticipated cost improvements in our distribution and warehousing operations are being realized more slowly than originally contemplated, which negatively impacts our anticipated margins.

Fuente concluded, "We are not yet in a position to provide guidance on our results for the second half of the year. We will publicly address that issue as soon as we are in a position to do so, but no later than our regular conference call to announce second quarter results.

A brief recorded message from Mr. Fuente will be accessible by domestic callers at 1-800-633-8284 - reservation number #15370738 and international callers at 1-858-812-6440 - reservation #15370738 after 7:30 a.m today.

As of March 25, 2000, the Company operated 836 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 30 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company owned and operated 26 office supply stores in France and six stores in Japan; had mail order and delivery operations in 14 countries outside of the United States and Canada; and under joint venture and licensing agreements, had 89 additional stores operating under the Office Depot name in six other foreign countries. The Company also operates an award-winning U.S. Office Depot brand Internet Web site at WWW.OFFICEDEPOT.COM where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day, and it operates Viking brand Web sites at WWW.VIKINGOP.COM IN THE UNITED STATES, WWW.VIKING-DIRECT.CO.UK IN THE UNITED KINGDOM, WWW.VIKING.DE IN GERMANY AND WWW.VIKING.NL IN THE NETHERLANDS. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including projections and anticipated levels of performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission, including without limitation its most recent report on Form 10-K, filed in March, 2000. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at WWW.SEC.GOV and at WWW.FREEEDGAR.COM as well as on a number of other commercial Web sites.